                                                                     EXHIBIT 2.2

                              GEOWORKS CORPORATION

                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the 1st day of September, 2000, by and among Geoworks Corporation, a Delaware corporation (the "Company"), Integral Capital Partners V, L.P., a Delaware limited partnership, and Integral Capital Partners V, Side Fund, L.P., a Delaware limited partnership (collectively, the "Holder").


                                    RECITALS

A. The Holder has entered into a Stock Purchase Agreement, of even date herewith, with the Company (the "Purchase Agreement").

B. In order to induce the Company to enter into the Purchase Agreement and to induce the Holder to invest in the Company pursuant to the Purchase Agreement, the Holder and the Company hereby agree that this Agreement shall govern the rights of the Holder to cause the Company to register shares of Common Stock of the Company held by and issuable to the Holder and certain other matters as set forth herein.

               NOW, THEREFORE, the parties agree as follows:


                                    AGREEMENT

     1.        DEFINITIONS.  For purposes of this Agreement:

               1.1 The term "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               1.2 The term "Affiliate" shall mean, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or in under common control with, such specified Person.

               1.3 The term "Purchase Common Stock" shall mean the Common Stock of the Company sold pursuant to the terms of the Purchase Agreement.

               1.4 The term "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

               1.5  The term "1934 Act" shall mean the Securities Exchange
Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               1.6 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document

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in compliance with the Act, and the declaration or ordering of, effectiveness of such registration statement or document.

               1.7 The term "Registrable Securities" shall mean (i) the Purchase Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations after the date hereof (collectively, a "Recapitalization")), and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities that have been sold by the Holder privately, pursuant to the provisions of Rule 144, or pursuant to a registration statement under the Act covering such Registrable Securities that has been declared effective by the SEC.

               1.8 The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are Registrable Securities.

               1.9 The term "Rule 144" shall mean Rule 144 under the Act as in effect on the date hereof and such rule as from time to time amended and any successor rule or regulation under the Act.

               1.10 The term "Person" shall mean any individual, corporation, partnership, association, limited liability company, trust, unincorporated organization, other entity or group (as "group" is defined in Section 13(d)(3) of the 1934 Act).

               1.11 The term "SEC" shall mean the Securities and Exchange Commission and any successor thereto.

               1.12 The term "Subsidiary" shall mean, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

     2. REGISTRATION. The Company shall, on the terms and conditions hereinafter provided, use its best efforts to cause a registration statement on Form S-3 or any applicable replacement form (the "Registration Statement") covering the resale of the Registrable Securities to be filed with the SEC under the Act no later than 90 days from the date hereof and thereafter, proceed as expeditiously as possible to cause such Registration Statement to be declared effective and qualified under other applicable securities laws upon the reasonable request of the Holder. The Company shall use its best efforts to keep the Registration Statement effective under the Act until the earlier of (i) two
(2) years from the date the Registration Statement has been declared effective by the SEC, (ii) the date that the Holder or any permitted assignee pursuant to
Section 3.8 of this

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Agreement no longer owns any Registrable Securities, or (iii) the date when all the Registrable Securities covered by the Registration Statement are freely transferable pursuant to subsection (k) of Rule 144.

     3.   REGISTRATION PROCEDURES.

          3.1 OBLIGATIONS OF THE COMPANY. Whenever required under Section 2 of this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities, use its best efforts to cause such registration statement to become effective and keep such registration statement effective for the period of time contemplated in Section 2 of this Agreement; provided, however, that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Act, or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and
(ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request from time to time in order to facilitate the disposition of Registrable Securities owned by the Holder.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already required to qualify to do business or subject to service in such jurisdiction and except as may be required by the Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

               (f) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result

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of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i)  Make   available   for   inspection  by  the  Holder
participating in such registration, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by the Holder, underwriter, attorney or accountant in connection with such registration statement; PROVIDED, HOWEVER, that the Holder, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided.

               (j) Make available to the Holder participating in such registration, upon the request of the Holder:

                    (i) in the case of an underwritten public offering, a copy of any opinion of counsel for the Company provided to the underwriters participating in such offering, dated the date such shares are delivered to such underwriters for sale in connection with the registration statement;

                    (ii) in the case of an underwritten public offering, a copy of any "comfort" letters provided to the underwriters participating in such offering and signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities; and

                    (iii) a copy of all documents filed with and all correspondence from or to the SEC in connection with any such offering other than non-substantive cover letters and the like.

          3.2 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 of this Agreement with respect to Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the

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intended method of disposition of such securities as shall be required to effect the registration of the Holder's Registrable Securities.

          3.3 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2 of this Agreement for the Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holder hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holder selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          3.4  UNDERWRITING REQUIREMENTS.

               (a) If the total amount of securities requested by shareholders to be included in an offering involving an underwriting of shares of the Company's capital stock exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the managing underwriter shall advise the Company in writing (with a copy to the Holder) that, in its opinion, the number of securities requested to be included in such registration (including securities to be sold by the Company or by other Persons not holding Registrable Securities) will jeopardize the success of the offering. In such case, the securities so included shall be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders. For purposes of the preceding sentence concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

          3.5 DELAY OF REGISTRATION. The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 3.

          3.6  INDEMNIFICATION. In  the  event  any   Registrable  Securities
are included in a registration statement under this Agreement:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, each officer and director of the Holder, any

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underwriter (as defined in the Act) of the Holder and each Person, if any, who controls the Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to the Holder, underwriter or controlling Person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity provisions contained in this Section 3.6(a) shall not apply to (1) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), or (2) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder (including each officer and director of the Holder), underwriter or controlling Person.

               (b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Person selling securities in such registration statement, each officer and director of any such other Person and any controlling Person of any such underwriter or other Person, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder, or by an officer or director of the Holder expressly for use in connection with such registration; and the Holder will pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 3.6(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 3.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, that in no event shall any indemnity

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under this Section 3.6(b) exceed the gross proceeds from the offering received by the Holder net of underwriters' commissions and discounts.

               (c) Promptly after obtaining actual knowledge of any third party claim or action as to which it may seek indemnification under this Section 3.6, an indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.6, deliver to the indemnifying party a written notice thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.6, if, and to the extent that, such failure is prejudicial to such indemnifying party's ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.6.

               (d) If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense (including, without limitation, legal and other expenses incurred by such indemnified party in investigating or defending any such action or claim) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 3.6(d), the Holder shall not be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received by the Holder from the offering covered by the applicable registration statement.

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               (e)  Notwithstanding   the   foregoing,   to  the  extent  that
the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and the Holder under this Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

          3.7 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (c) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          3.8 NO ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may not be assigned; PROVIDED, HOWEVER, that the Holder may assign its rights and obligations under this Agreement to any Subsidiary or Affiliate of the Holder which has become the owner of Registrable Securities.

          3.9 "MARKET STAND-OFF" AGREEMENT. The Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company of the same class as the Registrable Securities, following the date on which a registration statement of the Company is filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except (i) Common Stock included in such registration,
(ii) Common Stock or other securities acquired by it in open market transactions, and (iii) any Registrable Securities disposed of by private sale, so long as each such purchaser (and any and all subsequent purchasers) shall agree in writing, not later than the effective time of such

                                       8
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private sale, to be bound by all of the terms and conditions of this Section
3.9; PROVIDED, HOWEVER, that:

               (a)  such  agreement  shall be  applicable  during the five
(5) years following the date of this Agreement, subject to an earlier termination of such limitation period following the market stand-off period of the second such registration statement of the Company which covers Common Stock (or other securities of the Company of the same class as the Registrable Securities) to be sold on its behalf to the public in an underwritten offering;

               (b) such market stand-off time period shall not exceed 90 days following the effective date of each such registration statement;

               (c) such agreement shall not be applicable more than once in any 12-month time period;

               (d) all executive officers and directors of the Company and all other persons holding five percent (5%) or more of the Company's outstanding capital stock shall enter into similar agreements; and

               (e) any discretionary waiver or termination of the restrictions of such agreements (including this Agreement) by the Company or an underwriter shall apply to all Persons subject to such agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 3.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

     4.   MISCELLANEOUS.

          4.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

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          4.3  COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.5 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in Person or mailed, certified or registered mail with postage prepaid, or sent by courier service, telex, telegram, or fax, as follows:

               (a)  if to Holder:

                    Integral Capital Partners V, L.P.
                    Integral Capital Partners V, Side Fund, L.P.
                    2750 Sand Hill Road
                    Menlo Park, CA 94025
                    Attention: Pamela K. Hagenah, General Partner
                    Telephone: 650-233-3374
                    Fax: 650-233-0366

                    With a copy to:
                    (which shall not constitute notice)

                    Brobeck, Phleger & Harrison LLP
                    One Market, Spear Street Tower
                    San Francisco, CA 94105
                    Attention: Ronald B. Moskovitz
                    Telephone: 415-442-0900
                    Fax:  415-442-1010

               (b)  if to the Company:

                    Geoworks Corporation.
                    960 Atlantic Avenue
                    Alameda, California  94501
                    Attention:  James Given, Esq.
                    Telephone:  510-814-1660
                    Fax:  510-814-4251


                    with a copy to:
                    (which shall not constitute notice)

                    Bryan Cave LLP
                    2020 Main Street, Suite 600
                    Irvine, California  92614
                    Attention:  Randolf W. Katz, Esq.
                    Telephone:  949-223-7103
                    Fax:  949-223-7100

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery if the date of transmission is electronically endorsed automatically on the media or evidenced by courier service documentation. If notice is mailed or transmitted in a manner in which date of delivery cannot be ascertained from the media used or courier service records, notice shall be deemed given on the third business day after the mailing or other transmission or delivery thereof. A notice of a change of address shall be effective only upon receipt.

          4.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          4.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 4.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company; provided that, without the consent of the Company and all holders of Registrable Securities then outstanding, no amendment to this Agreement may be made that (i) modifies this Section 4.7, or
(ii) would effect the holders of the Registrable Securities in a disproportionate manner (other than any disproportionate results that are due to a difference in the relative stock ownership in the Company).

          4.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          4.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          4.10 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the

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benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

          4.11 FURTHER ASSURANCES. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to carry out the intent and purposes of this Agreement.

          4.12 JURY TRIAL WAIVER. THE PARTIES AGREE TO WAIVE THEIR SEPARATE RIGHTS TO A TRIAL BY JURY. THIS WAIVER MEANS THAT ANY TRIAL WILL BE BEFORE A JUDGE.

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                 GEOWORKS CORPORATION



                                 By: /s/ David Grannan
                                   -------------------------------
                                       Name: David Grannan
                                            ----------------------
                                       Title: President
                                            ----------------------



                                 INTEGRAL CAPITAL PARTNERS V, L.P.
                                 By:  Integral Capital Management V, LLC
                                      Its General Partner



                                 By: /s/ Pamela K. Hagenah
                                   -------------------------------
                                       Name: Pamela K. Hagenah
                                            ----------------------
                                       Title: Manager
                                            ----------------------


                                 INTEGRAL CAPITAL PARTNERS V, SIDE FUND, L.P.
                                 By:  ICP Management V, LLC
                                      Its General Partner



                                 By: /s/ Pamela K. Hagenah
                                   -------------------------------
                                       Name: Pamela K. Hagenah
                                            ----------------------
                                       Title: Manager
                                            ----------------------

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